Exhibit 10.1

SECOND AMENDMENT TO
HASBRO, INC. DEFERRED COMPENSATION PLAN FOR
NON-EMPLOYEE DIRECTORS

       The Hasbro, Inc. Deferred Compensation Plan for Non-Employee Directors (the "Deferred Plan") is hereby amended, effective as of October 1, 2003, as is set forth below.

       1. The second sentence of Section 1.2 of the Deferred Plan is hereby amended and restated in its entirety as follows:

       "(A Director must, however, defer a minimum of 33% of the annual Board retainer fee into the Stock Unit Account.)"

       2. Exhibit 1 to the Deferred Plan is hereby amended to insert "33%" in lieu of "20%" as the mandatory deferral amount into the Stock Unit Account.

       IN WITNESS WHEREOF, this Second Amendment to the Deferred Plan has been executed by a duly authorized officer of the Company as of this 17th day of July, 2003.

HASBRO, INC.

By: /s/ Barry Nagler
Name: Barry Nagler
Title: Senior Vice President and General Counsel